UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2026

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

INVO Centers, LLC, a Delaware limited liability company (“INVO Centers” or “Purchaser”), a wholly owned subsidiary of INVO Fertility Inc., a Nevada corporation (the “Company”), is a party to that certain limited liability company agreement of HRCFG INVO LLC (“HRCFG INVO”) with HRCFG, LLC (“HRCFG”) to establish a joint venture partnership for a fertility clinic in Birmingham, Alabama (the “Alabama JV”). As a joint venture partner, HRCFG operated and managed the clinic under the name of Innovative Fertility Specialists.

On June 23, 2026, the Company consummated the acquisition (the “Acquisition”) of one-hundred percent (100%) of the membership interests of HRCFG pursuant to that certain Membership Interest Transfer Agreement (the “MITA”) by and among Purchaser, Karen Hammond (“Hammond”), Lisa Ray (“Ray”) and Nicholas Cataldo (“Cataldo” and collectively with Hammond and Ray, “Sellers”). Pursuant to the MITA, Sellers transferred all rights, title and interest in their respective membership interests (the “Membership Interests”) of HRCFG to Purchaser for a combined purchase price of $175,001, of which $1.00 was paid in cash on the closing date and $175,000 as additional consideration, $48,000 of which shall be payable to Sellers pro rata in equal monthly installments over a nine (9) month period starting in October 2026 and $127,000 of which shall be paid from HRCFG’s free cash flow.

Pursuant to the MITA, each Seller transferred, granted, conveyed, assigned and relinquished exclusively to HRCFG all of such Seller’s right, title, and interest in and to any assets, rights, or property of any kind that are primarily used in or necessary for the operation and management of the Alabama JV, including, without limitation, any intellectual property rights (collectively, the “Business Properties”). Under the MITA, for a period of approximately four (4) months (the “Transition Period”), Sellers will provide transition services to Purchaser, and for a period of twelve (12) months following the Transition Period (the “Support Period”), Sellers shall make themselves available to support HRCFG.

The Alabama JV is one of the Company’s four existing clinics. As a result of the Acquisition, the Company will now include the accounts of the Alabama JV in its consolidated financial statements on a prospective basis.

Item 8.01 Other Events.

As previously disclosed, the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company on April 23, 2026 and May 27, 2026 that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Timely Filing Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “10-K Filing”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “10-Q Filing”), respectively.

On June 2, 2026, the Company filed the 10-K Filing with the SEC. On June 9, 2026, the Staff notified the Company that the Company was no longer noncompliant on its 10-K filing, but, as the 10-Q Filing had not been completed, the Company was still noncompliant with the Timely Filing Rule.

On June 23, 2026, the Staff notified the Company that, based on the Company’s 10-Q Filing with the SEC on June 22, 2026, the Company complies with the Timely Filing Rule and the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2026

INVO FERTILITY, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer